        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)



                                                                              Fiscal year ended September 30,
                                                               1993        1994         1995         1996          1997
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes,
        minority interest and extraordinary items          ($ 37,746)   ($ 57,459)   ($ 53,705)   $  64,238    $  23,095
                                                           ---------    ---------    ---------    ---------    ---------

Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                          0            0         (187)       2,015        1,418
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                        0            0            0       (1,200)      (5,568)
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0         (187)         815       (4,150)
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                      (37,746)     (57,459)     (53,518)      63,423       27,245
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------
Fixed Charges:

        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:

        Interest on indebtedness                              77,691       43,794       58,980       58,548       55,484
        Minority interest in fixed charges of
        certain consolidated subsidiaries                          0            0            0         (128)        (120)
        Portion of rents representative of interest
        expense                                                3,847        4,381        6,704        6,422        7,026
                                                           ---------    ---------    ---------    ---------    ---------
                                                              81,538       48,175       65,684       64,842       62,391

        Unconsolidated Subsidiaries:

        Interest on indebtedness                                   0            0            0            0          912
        Portion of rents representative of
        interest expense                                           0            0            0            0        3,340
        Preferred dividend requirement                             0            0            0            0            0
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0            0            0        4,252
                                                           ---------    ---------    ---------    ---------    ---------
Total Fixed Charges                                           81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------

Ratio Computation:
        Earnings                                             (37,746)     (57,459)     (53,518)      63,423       27,245
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Earnings before fixed charges                         43,792       (9,284)      12,166      128,265       93,888
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Ratio of earnings (deficiency) to
        fixed charges                                        (37,746)     (57,459)     (53,518)        1.98         1.41


        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)



                                                                         Six Months ended
                                                                          March 31, 1997
                                                                         ------------------

Income (loss) before income taxes, minority interest and
  extraordinary items                                                            $  16,937


Less:
        Minority interest in earnings of certain consolidated subsidiaries              14
        Equity in undistributed earnings of certain unconsolidated subsidiaries
                                                                                 ----------
                                                                                        14
                                                                                 ----------

Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                                             16,923
                                                                                 ----------
                                                                                 ----------


Fixed Charges:

        Magellan Health Services, Inc. and Consolidated Subsidiaries:

        Interest on indebtedness                                                    31,623
        Minority interest in fixed charges of certain consolidated subsidiaries        (33)
        Portion of rents representative of interest expense                          3,482
                                                                                 ----------
                                                                                    35,072
        Unconsolidated Subsidiaries:

        Interest on indebtedness                                                     1,397
        Portion of rents representative of interest expense                          5,568
        Preferred dividend requirement                                                 904
                                                                                 ----------
                                                                                     7,869
                                                                                 ----------

Total Fixed Charges                                                                 42,941
                                                                                 ----------
                                                                                 ----------

Ratio Computation:
        Earnings                                                                    16,923
        Fixed Charges                                                               42,941
                                                                                 ----------
        Earnings before fixed charges                                               59,864
        Fixed Charges                                                               42,941
                                                                                 ----------
        Ratio of earnings (deficiency) to fixed charges                               1.39





                                                                                           Pro Forma
                                                                          ----------------------------------------------
                                                                          Fiscal Year ended             Six Months ended
                                                                          September 30, 1997             March 31, 1998
                                                                          ------------------            ----------------

Income (loss) before income taxes, minority interest and
  extraordinary items                                                             $ 17,254                     $ 11,354

Less:
        Minority interest in earnings of certain consolidated subsidiaries              --                           --
        Equity in undistributed earnings of certain unconsolidated subsidiaries         --                           --
                                                                                 ----------                   ----------
                                                                                        --                           --

Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                                             17,254                       11,354
                                                                                 ----------                   ----------
                                                                                 ----------                   ----------

Fixed Charges:

        Magellan Health Services, Inc. and Consolidated Subsidiaries:


        Interest on indebtedness                                                    87,648                       44,579
        Minority interest in fixed charges of certain consolidated subsidiaries         --                           --
        Portion of rents representative of interest expense                         15,718                        6,672
                                                                                 ----------                   ----------
                                                                                   103,366                       51,251
                                                                                 ----------                   ----------
                                                                                 ----------                   ----------
        Unconsolidated Subsidiaries:

        Interest on indebtedness                                                        --                           --
        Portion of rents representative of interest expense                             --                           --
        Preferred dividend requirement                                                  --                           --
                                                                                 ----------                   ----------
                                                                                        --                           --
                                                                                 ----------                   ----------
Total Fixed Charges                                                                     --                           --
                                                                                 ----------                   ----------
                                                                                 ----------                   ----------

Ratio Computation:
        Earnings                                                                    17,254                       11,354
        Fixed Charges                                                              103,366                       51,251
                                                                                 ----------                   ----------
        Earnings before fixed charges                                              120,620                       62,605
        Fixed Charges                                                              103,366                       51,251
                                                                                 ----------                   ----------
        Ratio of earnings (deficiency) to fixed charges                               1.17                         1.22
